Q3 2022 Earnings

www.TrueBlue.c om 2 Forward-looking statements and non-GAAP financial measures This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions, (2) the continued impact of COVID-19 and related economic impact and governmental response, (3) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (4) our ability to attract and retain clients, (5) our ability to maintain profit margins, (6) our ability to successfully execute on business strategies to further digitalize our business model, (7) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities, (8) new laws, regulations, and government incentives that could affect our operations or financial results, (9) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, and (10) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC. In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this presentation and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Any comparisons made herein to other periods are based on a comparison to the same period in the prior year unless otherwise stated.

www.TrueBlue.c om 3 Q3 2022 Overview Total revenue flat ▪ PeopleScout demand remained strong given the high number of job openings ▪ PeopleReady demand softened, partially offset by improved worker supply ▪ PeopleManagement demand held steady Net income was $21 million v. $19 million in Q3 2021 ▪ Net income margin +40 bps ▪ Gross margin +170 bps • +110 bps from lower workers' compensation costs • +100 bps from favorable bill / pay spread inflation • -40 bps from business mix Adjusted EBITDA1 was $35 million v. $29 million in Q3 2021 ▪ Adjusted EBITDA margin +90 bps 1 Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

www.TrueBlue.c om 4 Financial summary 1 Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results. Amounts in millions, except per share data Q3 2022 Q3 2021 Change Revenue $576 $577 0 % Net income $20.7 $18.6 +11 % Net income per diluted share $0.63 $0.53 +19 % Net income margin 3.6% 3.2% +40 bps Adjusted net income¹ $24.8 $20.8 +19 % Adj. net income per diluted share $0.75 $0.59 +27 % Adj. net income margin 4.3% 3.6% +70 bps Adjusted EBITDA $34.5 $29.2 +18 % Adjusted EBITDA margin 6.0% 5.1% +90 bps Notes: ▪ Increased profitability was primarily driven by gross margin expansion. ▪ The changes in adjusted net income margin and adjusted EBITDA margin were more favorable than that of GAAP net income margin due primarily to $2 million in current year PeopleReady technology upgrade costs, which were excluded from adjusted results.

www.TrueBlue.c om 5 Gross margin and SG&A bridges Amounts in millions Gr os s m ar gi n SG &A $119 $2 $3 $124 Q3 2021 Core business Q3 2022 25.4% 1.1% 1.0% -0.4% 27.1% Q3 2021 Workers' compensation Bill / Pay spread Business mix Q3 2022 Adjusted EBITDA exclusions1 1 $2 million represents the year-over-year change in Adjusted EBITDA exclusions impacting SG&A. Refer to the adjusted EBITDA reconciliation in the appendix to this presentation for more information.

www.TrueBlue.c om 6 Q3 2022 Results by segment Amounts in millions PeopleReady PeopleManagement PeopleScout Revenue $335 $164 $77 % Change -4% +4% +10% Segment profit1 $29 $4 $11 % Change +16% +89% +10% % Margin 8.6% 2.7% 13.8% Change +150 bps +120 bps -10 bps Notes: ■ Revenue -4% • Demand declined across most geographies and industries ■ Segment profit margin expansion driven by lower workers' compensation costs and favorable spreads between bill- and pay-rate inflation ■ Revenue +4% • Growth mainly from commercial driving business; On-site business flat ■ Segment profit margin up due to mix from commercial driving business and improving margin profiles within On- site clients ■ Revenue and segment profit +10% • Client hiring volumes remained above historical levels 1 We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment. Segment profit excludes depreciation and amortization expense, unallocated corporate general and administrative expense, interest expense, other income, income taxes, and other adjustments not considered to be ongoing.

www.TrueBlue.c om 7 Strategy highlights Leverage technology and industry leading position to grow market share and enhance efficiency ▪ Focus sales and marketing efforts to capitalize on industry trend towards outsourcing ▪ Leverage strong brand; independently ranked as a market leader ▪ Expand technology offering to improve client delivery and recruiting efficiency ▪ Digitalize our business model to gain market share from smaller, less capitalized competitors and reduce expenses ▪ Drive higher client usage of JobStackTM, our industry-leading technology, to accelerate revenue growth ▪ Improve client and candidate experience using centralized services combined with digital onboarding platforms ▪ Continue momentum on new customer wins through strong execution of sales initiatives ▪ Leverage recent sales resource investments to expand into under- penetrated geographic markets ▪ Invest in client and associate care in addition to retention programs

www.TrueBlue.c om 1 Balance sheet remains strong Amounts in millions Note: Figures may not sum to consolidated totals due to rounding. Balances as of fiscal period end. 1 Total Debt to Capital calculated as total debt divided by the sum of total debt plus shareholders’ equity. Liquidity Amounts in millions Share repurchasesTotal debt to capital1 Cash net of debt Amounts in millions

Outlook

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Item	Q4 2022	Commentary
Revenue	$550M to $575M *-12% to -8% v. prior year*	• PeopleReady benefited from a high volume of retail projects and above average base business results during Q4 2021 and Q1 2022, which are not expected to fully repeat. 　◦ The impact to total TBI growth is roughly -9% in Q4 2022 and -6% in Q1 2023. • Note: Fiscal 2023 includes a 53rd week, which will add $22M to $27M of revenue with minimal profit due to low seasonal volume.
Gross margin	-70 to -30 bps v. prior year	Gross margin drop from business mix and low workers' compensation expense in Q4 2021.
SG&A	$129M to $133M	Refer to EBITDA adjustments for additional information on expected expense.
EBITDA adjustments[1]	~$3M	• ~$2M in PeopleReady technology upgrade costs • ~$1M in SaaS amortization
Pre-tax net income adjustments	~$5M	• ~$2M in PeopleReady technology upgrade costs • ~$1M each in intangibles amortization, SaaS amortization, and accelerated depreciation
CapEx[2]	~$11M	Q4 depreciation is expected to be ~$6M.
Shares	~32.9M	Reflects diluted weighted average shares outstanding.
Income Tax Rate	14% to 18%	Reflects effective income tax rate.

[1] Refer to the appendix to this presentation for a definition of non-GAAP financial measures.
[2] Includes planned investments in software as a service (SaaS) assets capitalized in other long-term assets with the related amortization recorded in SG&A.

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Appendix

NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income and Adjusted net income per diluted share	Net income and net income per diluted share, excluding: – amortization of intangibles, – amortization of software as a service assets, – accelerated depreciation, – PeopleReady technology upgrade costs, – COVID-19 government subsidies, – other adjustments, net, and – tax effect of each adjustment to U.S. GAAP.	– Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. – Used by management to assess performance and effectiveness of our business strategies. – Provides a measure, among others, used in the determination of incentive compensation for management.
EBITDA and Adjusted EBITDA	EBITDA excludes from net income: – income taxes, – interest expense and other income, net, and – depreciation and amortization. Adjusted EBITDA, further excludes: – third-party processing fees for hiring tax credits, – amortization of software as a service assets, – PeopleReady technology upgrade costs, – COVID-19 government subsidies, and – other adjustments, net.	– Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. – Used by management to assess performance and effectiveness of our business strategies. – Provides a measure, among others, used in the determination of incentive compensation for management.
Adjusted SG&A expense	Selling, general and administrative expense excluding: – third-party processing fees for hiring tax credits, – amortization of software as a service assets, – PeopleReady technology upgrade costs, – COVID-19 government subsidies, and – other adjustments, net.	– Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

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www.TrueBlue.c om 13 1. RECONCILIATION OF U.S. GAAP NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE (Unaudited) Refer to the last slide of the appendix for footnotes. 13 weeks ended (in thousands, except for per share data) Sep 25, 2022 Sep 26, 2021 Net income $ 20,696 $ 18,642 Amortization of intangible assets 1,484 1,506 Amortization of software as a service assets (1) 729 670 Accelerated depreciation (2) 602 — PeopleReady technology upgrade costs (3) 1,858 — COVID-19 government subsidies — (92) Other adjustments, net (4) 189 410 Tax effect of adjustments to net income (5) (800) (372) Adjusted net income $ 24,758 $ 20,764 Adjusted net income per diluted share $ 0.75 $ 0.59 Diluted weighted average shares outstanding 32,818 35,475 Margin / % of revenue: Net income 3.6% 3.2 % Adjusted net income 4.3% 3.6%

www.TrueBlue.c om 14 Refer to the last slide of the appendix for footnotes. 2. RECONCILIATION OF U.S. GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA (Unaudited) 13 weeks ended (in thousands) Sep 25, 2022 Sep 26, 2021 Net income $ 20,696 $ 18,642 Income tax expense 4,092 3,267 Interest expense and other (income), net (703) (581) Depreciation and amortization 7,483 6,426 EBITDA 31,568 27,754 Third-party processing fees for hiring tax credits (6) 162 419 Amortization of software as a service assets (1) 729 670 PeopleReady technology upgrade costs (3) 1,858 — COVID-19 government subsidies — (92) Other adjustments, net (4) 189 410 Adjusted EBITDA $ 34,506 $ 29,161 Margin / % of revenue: Net income 3.6% 3.2 % Adjusted EBITDA 6.0% 5.1%

www.TrueBlue.c om 15 Refer to the last slide of the appendix for footnotes. 3. RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE (Unaudited) 13 weeks ended (in thousands) Sep 25, 2022 Sep 26, 2021 Selling, general and administrative expense $ 124,351 $ 118,748 Third-party processing fees for hiring tax credits (6) (162) (419) Amortization of software as a service assets (1) (729) (670) PeopleReady technology upgrade costs (3) (1,858) — COVID-19 government subsidies — 92 Other adjustments, net (4) (189) (410) Adjusted SG&A expense $ 121,413 $ 117,341

www.TrueBlue.c om 16 Footnotes: (1) Amortization of software as a service assets is reported in selling, general and administrative expense. (2) Accelerated depreciation for the existing systems being replaced by the upgraded PeopleReady technology platform. (3) Costs associated with upgrading legacy PeopleReady technology. (4) Other adjustments for the 13 weeks ended September 25, 2022 include $0.2 million incurred to transition to a new third-party claims administrator for workers’ compensation. Other adjustments for the 13 weeks ended September 26, 2021 primarily include costs of $0.2 million incurred while transitioning into our new Chicago office and implementation costs for cloud-based systems of $0.1 million. (5) Total tax effect of each of the adjustments to U.S. GAAP net income using the effective income tax rate for the respective periods. (6) These third-party processing fees are associated with generating hiring tax credits.